                                                                     EXHIBIT 5


                       [KATTEN MUCHIN & ZAVIS LETTERHEAD]


                                October 23, 1996



Anicom, Inc.
6133 River Road
Suite 410
Rosemont, Illinois  60018-51711

         RE:     REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Anicom, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 1,298,206 shares of the Company's Common Stock, $.001 par value per share, of which 1,050,085 shares are currently issued (the "Shares") and 248,121 shares may in the future be issued upon the exercise of certain outstanding warrants (the "Warrant Shares").

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the Restated Certificate of Incorporation of the Company, as amended, (c) the Restated By-Laws of the Company, (d) resolutions adopted by the Board of Directors of the Company and (e) the warrants related to the Warrant Shares.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions

KATTEN MUCHIN & ZAVIS

Anicom, Inc.
October 23, 1996
Page 2


contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.


         Based upon and subject to the foregoing, it is our opinion that:

         (1) The 1,050,085 Shares are validly issued, fully paid and non-assessable; and

         (2) The 248,121 Warrant Shares when issued by the Company upon the exercise of certain outstanding warrants in accordance with their terms will be validly issued, fully paid and non-assessable.

         We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                                    Very truly yours,


                                                    Katten Muchin & Zavis
                                                    KATTEN MUCHIN & ZAVIS